For period ended 06/30/2020

Registrant Name: American Beacon Select Funds

File Number: 811-09603

EXHIBIT 99.906CERT

Gene L. Needles Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Select Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSRS for the period ended June 30, 2020 (the “Form N-CSRS”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles	/s/ Melinda G. Heika
Gene L. Needles	Melinda G. Heika
President	Treasurer
American Beacon Select Funds	American Beacon Select Funds

Date: September 8, 2020

A signed original of this written statement required by Section 906 has been provided to American Beacon Select Funds and will be retained by American Beacon Select Funds and furnished to the Securities and Exchange Commission or its staff upon request.